Exhibit 99.1

    Sierra Bancorp 2003 Earnings Grow 17% to $10.4 Million; Branch Expansion and Strong Organic Growth Contribute to Record Year

    PORTERVILLE, Calif.--(BUSINESS WIRE)--Jan. 27, 2004--Sierra Bancorp (Nasdaq:BSRR), parent of Bank of the Sierra, today announced it generated record 2003 profits, with net income increasing 17% fueled by revenues rising 11%, loans growing 19% and deposits rising 13%. Net income in 2003 rose to $10.4 million, or $1.03 per diluted share, compared to $8.8 million, or $0.91 per diluted share, in 2002. Sierra Bancorp generated a return on average equity of 18.34% in 2003 compared to 17.59% in 2002. Its return on average assets was 1.43% in 2003 compared to 1.32% the previous year.

    "In business, you get what you want by giving other people what they want."
    Alice Foote McDougall, www.quotablequotes.net

    "Our success in 2003 was a product of plain vanilla, relationship banking," said James C. Holly, President and CEO. "By focusing on our customers' needs and delivering the banking services that make them more productive, we continue to sustain momentum in our loan and deposit growth. To further build service quality and provide for future growth in our franchise, we researched, evaluated and implemented two important technology solutions in 2003, converting to a new core operating system and installing a terrific online banking solution. We believe these new technologies will offer more banking choices for our customers and increased productivity and expense control for the bank."

    Operating Results

    "A solid margin, improved efficiencies and strong growth in loans and core deposits contributed to the record performance generated in the fourth quarter and full year 2003," noted Kenneth Taylor, Chief Financial Officer. Revenues (net interest income before provision for loan losses plus non-interest income) grew 11% to $46.2 million in 2003 compared to $41.5 million in the prior year. In the fourth quarter of 2003, revenues grew 18% to $12.6 million from $10.7 million in the fourth quarter of 2002. Pretax income increased 24% to $14.7 million in 2003 and increased 45% to $4.0 million in the fourth quarter compared to a year ago.
    The Company's net interest margin for the year and the fourth quarter was 5.69% (tax equivalent), up 6 basis points compared to 2002 and down 1 basis point compared to the fourth quarter of 2002. "Our cost of funds dropped significantly more than did our yield on earning assets due to strong growth in demand deposits, lower interest rates on money market deposits and maturing certificates rolling into current market rates," explained Taylor.
    Net interest income in 2003 increased 8% to $35.7 million compared to $33.0 million in 2002. In the fourth quarter of 2003, net interest income grew 14% to $9.6 million compared to $8.4 million in the like period of 2002. Operating (non-interest) income grew 22% for the full year and 32% in the fourth quarter compared to the year ago periods. Growth in service charges from an expanded account base and contributions from bank-owned life insurance (BOLI), most of which was purchased in the fourth quarter of 2002, more than offset declines in gains on sale of investments and loan sale and servicing income during the year.
    Operating (non-interest) expense increased 8% in 2003 to $28.3 million from $26.2 million in 2002. Fourth quarter operating expense grew 6% to $7.5 million from $7.0 million in the fourth quarter of 2002. "We continued to expand our branch network in 2003, opening a new office in the Fresno market. The Fresno market is growing at a faster rate than both California and the nation as a whole," said Holly. A third branch in Fresno County is scheduled to open this summer. According to SNL DataSource, Fresno County's growth rate in the past 3 years was 5.03% and is projected to grow 8.17% during the remainder of the decade.
    The Company's efficiency ratio (tax-equivalent) improved to 59.6% in 2003 and 57.4% in the fourth quarter from 61.6% and 63.9% in the respective periods of 2002. Investments in new technology are driving efficiency improvements, helping to offset branch expansion costs. Operating costs other than compensation and occupancy expenses dropped 10% during the year and 7% in the fourth quarter from year ago periods. "Much of this cost reduction stems from the conversion to in-house item processing in the latter part of 2002. We believe the new technology initiatives completed at the end of 2003 will further drive efficiencies and profitability," Taylor commented. In 2003, compensation expenses and occupancy costs grew 19% from the prior year.
    The Company's provision for income taxes was adjusted and appears disproportionately high in the fourth quarter relative to year ago periods, due to the California Franchise Tax Board's recently-released interpretation disallowing certain tax benefits associated with real estate investment trusts (REIT's). In response to this announcement, the Company reversed REIT-related tax benefits previously booked in 2003. Management is of the opinion that the Company has adequately reserved for REIT benefits realized in 2002. The fourth quarter tax provision was 40.3% of pre-tax income compared to 22.8% of pretax income in the fourth quarter of 2002. For the year, the provision for income taxes was 29.7% of pretax income compared to 25.8% of pretax income in the year ago period. "California tax laws relating to REIT's have not changed, and we do not expect this tax interpretation to go unchallenged. However, we will not reflect REIT-related tax benefits on our income statement until further developments substantiate our position," said Taylor.

    Balance Sheet Growth (at December 31, 2003)

    Assets increased 14% to $802 million from $702 million a year ago. Net loans grew 19% to $602 million from $506 million at the end of 2002. Real estate loans grew 24% and accounted for 71% of gross loans. Commercial and industrial loans grew 14% and account for 15% of the total loan portfolio.
    Non-performing assets were $9.5 million, or 1.18% of total assets, compared to $7.9 million, or 1.12% a year ago. At year end, the allowance for loan losses stood at $6.7 million, or 1.10% of total loans compared to $5.9 million, or 1.16% of total loans a year ago. Excluding balances guaranteed by the U.S. government, non-performing assets were $8.3 million, or 1.03% of total assets compared to $6.0 million, or 0.86% of assets a year ago. The percent of net charge-offs to average loans was 0.42% in 2003 compared to 0.62% in 2002. "Most of the increase in nonperforming assets reflects a large commercial property in Other Real Estate Owned, and we feel that the prospects for a favorable sale of that asset are good," said Taylor.
    Deposits grew 13% to $684 million, with demand deposits up 19%, NOW and savings balances up 20%, money market deposits up 6%, and time deposits up 10%. Non-interest bearing deposits as a percent of total deposits improved to 28.7% from 27.2% a year ago.

    About Sierra Bancorp

    Sierra Bancorp is the holding company for Bank of the Sierra, the largest independent bank headquartered in the South San Joaquin Valley. The Bank operates seventeen branch offices, as well as two agricultural credit centers and a bank card center. In 2003, US Banker magazine ranked Sierra Bancorp as the nation's 24th best performing bank over the past three years based on its three-year return on equity. More information about Bank of the Sierra is available on the Bank's web site, www.bankofthesierra.com.

    The statements contained in this release that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Readers are cautioned not to unduly rely on forward looking statements. Actual results may differ from those projected. These forward-looking statements involve risks and uncertainties the health of the national and California economies, the Company's ability to attract and retain skilled employee, customers' service expectations, the Company's ability to successfully deploy new technology and gain efficiencies therefrom, success of branch expansion, changes in interest rates, loan portfolio performance, the Company's ability to secure buyers for foreclosed properties, and other factors detailed in the Company's SEC filings.


CONSOLIDATED INCOME STATEMENT        3-Month Period Ended:       %
(in $000's, unaudited)            12/31/2003     12/31/2002   Change
                                  -----------    -----------  -------
Interest Income                  $    11,230    $    10,561      6.3%
Interest Expense                       1,588          2,135    -25.6%
                                  -----------    -----------
     Net Interest Income               9,642          8,426     14.4%
Provision for Loan & Lease
 Losses                                1,180            900     31.1%
                                  -----------    -----------
    Net Int after Loan Loss Prov       8,462          7,526     12.4%
Service Charges                        1,573          1,355     16.1%
Loan Sale & Servicing Income              90             81     11.1%
Bank Owned Life Insurance Income         328            214     53.3%
Other Non-Interest Income                990            485    104.1%
Gain on Investments                        3            134    -97.8%
                                  -----------    -----------
    Total Non-Interest Income          2,984          2,269     31.5%
Salaries & Benefits                    3,632          3,213     13.0%
Occupancy Expense                      1,442          1,270     13.5%
Other Non-Interest Expenses            2,377          2,558     -7.1%
                                  -----------    -----------
    Total Non-Interest Expense         7,451          7,041      5.8%
                                  -----------    -----------
    Income Before Taxes                3,995          2,754     45.1%
Provision for Income Taxes             1,609            627    156.6%
                                  -----------    -----------
     Net Income                  $     2,386    $     2,127     12.2%
                                  ===========    ===========

CONSOLIDATED INCOME STATEMENT            Year Ended:             %
(in $000's, unaudited)             12/31/2003    12/31/2002    Change
                                  ------------   -----------  --------
Interest Income                  $     42,607   $    42,085       1.2%
Interest Expense                        6,874         9,096     -24.4%
                                  ------------   -----------
     Net Interest Income               35,733        32,989       8.3%
Provision for Loan & Lease
 Losses                                 3,105         3,350      -7.3%
                                  ------------   -----------
    Net Int after Loan Loss Prov       32,628        29,639      10.1%
Service Charges                         5,978         5,276      13.3%
Loan Sale & Servicing Income              429           875     -51.0%
Bank Owned Life Insurance Income        1,023           264     287.5%
Other Non-Interest Income               2,871         1,827      57.1%
Gain on Investments                       118           280     -57.9%
                                  ------------   -----------
    Total Non-Interest Income          10,419         8,522      22.3%
Salaries & Benefits                    13,885        11,695      18.7%
Occupancy Expense                       5,238         4,405      18.9%
Other Non-Interest Expenses             9,177        10,142      -9.5%
                                  ------------   -----------
    Total Non-Interest Expense         28,300        26,242       7.8%
                                  ------------   -----------
    Income Before Taxes                14,747        11,919      23.7%
Provision for Income Taxes              4,383         3,080      42.3%
                                  ------------   -----------
     Net Income                  $     10,364   $     8,839      17.3%
                                  ============   ===========

-------------------------------- -----------------------------------
PER SHARE DATA                       3-Month Period Ended:       %
(unaudited)                       12/31/2003     12/31/2002   Change
                                  -----------    -----------  -------
Basic Earnings per Share         $      0.26    $      0.23     13.0%
Diluted Earnings per Share       $      0.24    $      0.22      9.1%
Common Dividends                 $      0.12    $      0.07     71.4%
Wtd. Avg. Shares Outstanding       9,318,648      9,272,240
Wtd. Avg. Diluted Shares          10,073,926      9,647,576
Book Value per Basic Share (EOP) $      6.43    $      5.76     11.6%
Tangible Book Value per Share
 (EOP)                           $      5.84    $      5.16     13.2%
Common Shares Outstndg. (EOP)      9,323,502      9,251,844
--------------------------------- -------------- ---------------------
PER SHARE DATA                           Year Ended:             %
(unaudited)                       12/31/2003     12/31/2002    Change
                                  ------------   -----------  --------
Basic Earnings per Share         $       1.12   $      0.96      16.7%
Diluted Earnings per Share       $       1.03   $      0.91      13.2%
Common Dividends                 $       0.36   $      0.28      28.6%
Wtd. Avg. Shares Outstanding        9,288,908     9,252,093
Wtd. Avg. Diluted Shares           10,018,096     9,665,839
Book Value per Basic Share (EOP) $       6.43   $      5.76      11.6%
Tangible Book Value per Share
 (EOP)                           $       5.84   $      5.16      13.2%
Common Shares Outstndg. (EOP)       9,323,502     9,251,844
--------------------------------  -------------- ---------------------
 KEY FINANCIAL DATA                3-Month Period Ended:
(in $000's, unaudited)            12/31/2003     12/31/2002
                                  -----------    -----------
Return on Average Equity               15.99%         15.97%
Return on Average Assets                1.22%          1.24%
Net Interest Margin (Tax-Equiv.)        5.69%          5.70%
Efficiency Ratio (Tax-Equiv.)          57.42%         63.88%
Net Charge-Offs to Avg Loans            0.11%          0.05%
Net Charge-Offs                  $       655    $       278
--------------------------------- -------------- ---------------------
 KEY FINANCIAL DATA                      Year Ended:
(in $000's, unaudited)            12/31/2003     12/31/2002
                                  ------------   -----------
Return on Average Equity                18.34%        17.59%
Return on Average Assets                 1.43%         1.32%
Net Interest Margin (Tax-Equiv.)         5.69%         5.63%
Efficiency Ratio (Tax-Equiv.)           59.61%        61.60%
Net Charge-Offs to Avg Loans             0.42%         0.62%
Net Charge-Offs                  $      2,342   $     3,086
--------------------------------------------------------------------
AVERAGE BALANCES                     3-Month Period Ended:       %
(in $000's, unaudited)            12/31/2003     12/31/2002   Change
                                  -----------    -----------  -------
Average Assets                   $   773,375    $   681,956     13.4%
Average Earning Assets           $   684,834    $   601,888     13.8%
Average Gross Loans & Leases     $   597,464    $   509,323     17.3%
Average Deposits                 $   670,854    $   588,655     14.0%
Average Equity                   $    59,202    $    52,829     12.1%
--------------------------------- -------------- ---------------------
AVERAGE BALANCES                         Year Ended:             %
(in $000's, unaudited)            12/31/2003     12/31/2002    Change
                                  ------------   -----------  --------
Average Assets                   $    727,019   $   670,408       8.4%
Average Earning Assets           $    641,678   $   602,800       6.4%
Average Gross Loans & Leases     $    552,308   $   500,461      10.4%
Average Deposits                 $    624,003   $   567,110      10.0%
Average Equity                   $     56,497   $    50,262      12.4%
--------------------------------  -------------- ---------------------

STATEMENT OF CONDITION                      End of Period:      Annual
(in $000's, unaudited)                 12/31/2003   12/31/2002  Change
                                       -----------  ----------- ------
ASSETS
Cash and Due from Banks               $    53,042  $    55,819   -5.0%
Securities and Fed Funds Sold              86,560       85,758    0.9%
Loans
 Agricultural                              13,693       11,030   24.1%
 Commercial & Industrial                   92,248       81,243   13.5%
 Real Estate                              431,231      347,377   24.1%
 SBA Loans                                 21,964       21,918    0.2%
 Consumer Loans                            41,106       39,825    3.2%
 Credit Card Balances                      10,439       11,225   -7.0%
                                       -----------  -----------
    Gross Loans & Leases                  610,681      512,618   19.1%
Deferred Loan Fees                         (1,716)      (1,024)  67.6%
                                       -----------  -----------
    Loans & Leases Net of Deferred
     Fees                                 608,965      511,594   19.0%
Allowance for Loan & Lease Losses          (6,701)      (5,939)  12.8%
                                       -----------  -----------
    Net Loans & Leases                    602,264      505,655   19.1%
Bank Premises & Equipment                  18,291       17,578    4.1%
Other Assets                               41,517       36,768   12.9%
                                       -----------  -----------
     Total Assets                     $   801,674  $   701,578   14.3%
                                       ===========  ===========
LIABILITIES & CAPITAL
Demand Deposits                       $   196,392  $   164,776   19.2%
NOW / Savings Deposits                    105,690       88,143   19.9%
Money Market Deposits                     130,803      123,178    6.2%
Time Certificates of Deposit              251,592      229,608    9.6%
                                       -----------  -----------
    Total Deposits                        684,477      605,705   13.0%
Subordinated Debentures                    15,464       15,464    0.0%
Other Interest-Bearing Liabilities         33,262       19,323   72.1%
                                       -----------  -----------
    Total Deposits & Int.-Bearing
     Liab.                                733,203      640,492   14.5%
Other Liabilities                           8,495        7,799    8.9%
Total Capital                              59,976       53,287   12.6%
                                       -----------  -----------
    Total Liabilities & Capital       $   801,674  $   701,578   14.3%
                                       ===========  ===========

--------------------------------------------------------------------
CREDIT QUALITY DATA                         End of Period:      Annual
(in $000's, unaudited)                 12/31/2003   12/31/2002  Change
                                       -----------  -----------
Non-Accruing Loans                    $     6,477  $     4,329   49.6%
Over 90 Days PD and Still Accruing            206        2,138  -90.4%
Other Real Estate Owned                     2,784        1,421   95.9%
                                       -----------  -----------
    Total Non-Performing Assets       $     9,467  $     7,888   20.0%
    Government Guarantees                  (1,217)      (1,858) -34.5%
                                       -----------  -----------
    Net NPA exc Guarantees            $     8,250  $     6,030   36.8%
                                       ===========  ===========
Non-Perf Loans to Total Loans                1.09%        1.26%
Non-Perf Assets to Total Assets              1.18%        1.13%
Net NPA exc Guarantees to Total
 Assets                                      1.03%        0.86%
Allowance for Ln Losses to Loans             1.10%        1.16%
--------------------------------------------------------------------
OTHER PERIOD-END STATISTICS                End of Period:
(unaudited)                            12/31/2003   12/31/2002
                                       -----------  -----------
Shareholders Equity / Total Assets            7.5%         7.6%
Loans / Deposits                             89.2%        84.6%
Non-Int. Bearing Dep. / Total Dep.           28.7%        27.2%
-------------------------------------- ------------ ------------------



    CONTACT: Sierra Bancorp
             Ken Taylor, 559-782-4900 or 888.454.BANK
             www.sierrabancorp.com
             or
             The Cereghino Group
             Becky Pendleton Reid, 206-762-0993
             www.stockvalues.com